Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #6

TO

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This Amendment (“Amendment”) effective as of April 1, 2015 (“Amendment #6 Effective Date”) is between Synacor, Inc. (“Synacor”) and Charter Communications Operating, LLC (“Client”) under which the parties hereto mutually agree to modify and amend the Synacor Amended and Restated Master Services Agreement, dated April 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

Whereas, Client and Synacor desire to extend the Former Services Term;

Therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0	Term: Sections 7.1(a) and 7.1(b) of the Agreement are deleted in its entirety and replaced with the following:

(a) New Services. This Agreement shall continue in full force and effect with respect to the New Services through December 31, 2015 (the “New Services Initial Term”) and shall continue thereafter through December 31, 2018, provided however that Charter shall have the unilateral right effective no earlier than the end of the New Services Initial Term to terminate the New Services effective 150 days after delivery of written notice thereof to Synacor. The New Services Initial Term together with all additional months of term, if any, shall be the “New Services Term”.

(b) Former Services. This Agreement shall continue in full force and effect with respect to the Former Services through December 31, 2016 (the “Former Services Term”), except that Client shall have the unilateral right to terminate the Former Services and/or the Entitlement Services at any time by providing Synacor no less than 45 days’ prior written notice which notice may be effective no earlier than September 30, 2015. Upon termination of the Entitlement Services, whether as part of termination of all of the Former Services or alone, effective prior to December 31, 2016, Charter shall pay to Synacor an early termination fee equal to [*].

2.0	Entitlement Services Term: Section 3.2 of Amendment #3 to the Agreement is deleted in its entirety.

3.0	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment #6 Effective Date.

SYNACOR, INC.		Charter Communications Operating, LLC By: Charter Communications, Inc., its Manager

By:	/gc/	By:	/cl/

Name:	George Chamoun	Name:	Carl Leuschner

Title:	President	Title:	VP - Internet

Date: July 24, 2015

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE

COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE

OMITTED PORTIONS.